WM High Yield Fund

Defaults and Arrears on Senior Securities


Security					Nature of Default	Date
of Default	  Face Amount 	   Amount of
Default

Century Communications Corporation,

    Sr. Note,
    8.750% due 10/01/2007			Chapter
11		   04/01/2002	        $5,500
	$246

Olympus Communications LP, Series B,
    Sr. Note,
    10.625% due 11/15/2006		Chapter 11
	   05/16/2002	       $5,000
	$231


	$477




						Amount Per
						   Share in
						   Arrears

Century Communications Corporation,

    Sr. Note,
    8.750% due 10/01/2007
$0.0043

Olympus Communications LP, Series B,
    Sr. Note,
    10.625% due 11/15/2006
$0.0040